Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FIRST QUARTER 2012

Philadelphia, PA – May 7, 2012 – Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the first quarter 2012.

First Quarter 2012 Highlights & Results

•

In March 2012, Atlas Resource Partners, L.P. (NYSE: ARP) acquired the exploration and production business from ATLS. ATLS owns 100% of the general partner Class A units and incentive distribution rights, and an approximate 64% limited partner interest in ARP.

•	Distributable cash flow, a non-GAAP measure, of $13.6 million, or $0.26 per common unit(1) for the first quarter 2012;

•

ATLS declared a cash distribution of $0.25 per limited partner unit for the first quarter 2012 at a distribution coverage ratio of approximately 1.1x. The first quarter 2012 distribution represents a $0.14 per unit increase over the prior year comparable quarter and a $0.01 increase from fourth quarter 2011; and,

•

On a GAAP basis, net loss was $15.1 million for the first quarter 2012 compared to net income of $241.6 million for the prior year comparable period. The loss for the first quarter 2012 was caused primarily by an ARP non-cash asset impairment of approximately $7 million related to a legacy contract initiated prior to the acquisition from Chevron Corp. in February 2011 and expenses related to the ARP spinoff. The net income in the prior year was primarily attributable to Atlas Pipeline Partner, L.P.’s (NYSE: APL; “APL”) gain on sale of its ownership interest in the Laurel Mountain gathering system. Please see the reconciliation of GAAP net income (loss) to Adjusted EBITDA and distributable cash flow in the financial tables of this release for further information.

(1)	A reconciliation of GAAP net loss to adjusted EBITDA and distributable cash flow is provided in the financial tables of this release.

*    *    *

Recent Events

Atlas Resource’s Barnett Shale Acquisition

On April 30, 2012, ARP acquired approximately 277 Bcfe of proved reserves, including undeveloped drilling locations, in the Barnett Shale in Texas from Carrizo Oil & Gas, Inc. (NASD: CRZO) for approximately $190 million, or $0.69 per mcfe. The acquisition of the Barnett Shale position increased ARP’s net proved reserves by over 160% to approximately 450 billion cubic feet equivalents (“Bcfe”). This transaction is expected to be immediately accretive to ARP’s adjusted EBITDA and distributable cash flow. The transaction was funded by a private placement of equity of approximately $120 million and approximately $70 million borrowed against ARP’s revolving credit facility.

Atlas Resource’s Mississippi Lime Joint Venture

On April 17, 2012, ARP acquired a 50% interest in approximately 14,500 net undeveloped acres in the core of the oil & liquids rich Mississippi Lime play in northwestern Oklahoma from subsidiaries of Equal Energy, Ltd. (“Equal”) (NYSE: EQU; TSX: EQU) for approximately $18 million, which was funded through borrowings under ARP’s revolving credit facility. The acreage position is located in Alfalfa, Garfield and Grant Counties, Oklahoma and is almost entirely held by Equal’s existing production from the Hunton formation.

Atlas Resource First Quarter 2012 Highlights

•

On April 17, 2012, ARP declared its initial quarterly cash distribution of $0.12 per unit, which was prorated for the partial first quarter 2012. The distribution is payable Tuesday, May 15, 2012 to ARP unitholders of record as of Friday, April 27, 2012. ATLS earned approximately $2.6 million of cash distributions based upon ARP’s recently announced first quarter 2012 distribution.

•

ARP’s average net daily production for the first quarter 2012 was 39.4 million cubic feet equivalents per day (“Mmcfed”), an increase of approximately 4.2 Mmcfed, or 12%, compared with the fourth quarter 2011. The increase was primarily due to additional Marcellus Shale wells connected in southwestern Pennsylvania during the quarter.

•

Drilled 60 net wells within ARP’s investment partnerships during the first quarter 2012 compared with 20 net wells for the prior year comparable period, a 300% increase. At March 31, 2012, ARP had $28.0 million of funds raised from its investment partnerships that had not been applied to the completion of wells at period end, and thus at quarter end had not yet been recognized as well construction and completion revenue on its consolidated combined statements of operations. ARP expects to recognize this amount as revenue during the remainder of 2012.

•

ATLS owns a 100% of the general partner Class A units and the incentive distribution rights, and a 64% common limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented.

Please refer to the Atlas Resource first quarter 2012 earnings release for additional details on its financial results.

Atlas Pipeline First Quarter 2012 Highlights

•

On April 25, 2012, APL declared a distribution for the first quarter of 2012 of $0.56 per common limited partner unit to holders of record on May 8, 2012, which will be paid on May 15, 2012. ATLS earned approximately $5.4 million of cash distributions based upon APL’s recently announced first quarter 2012 distribution.

•

During the first quarter 2012, APL operated at or above nameplate capacity on all of its gathering and processing systems in the Mid Continent. APL processed approximately 633 million cubic feet per day (“Mmcfd”) of natural gas in the first quarter 2012 amongst its WestOK, WestTX and Velma systems, a 31% increase over the prior year comparable quarter’s volumes. Record high volumes of approximately 60,800 bbl per day of gross natural gas liquids were generated from APL’s three processing systems in Oklahoma and Texas.

•

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 10.7% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented.

Please refer to the Atlas Pipeline first quarter 2012 earnings release for additional details on its financial results.

Corporate Expenses

•

Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $2.5 million for the first quarter 2012, a $2.0 million increase from the prior year first quarter. In February 2011, ATLS completed its acquisition of the exploration and production operations from Chevron Corp, which assumed the majority of Atlas’ expenses in the prior year first quarter. Please refer to the consolidating combined statements of operations provided in the financial tables of this release.

•	Cash interest expense, excluding amounts attributable to APL and ARP, was $0.1 million for the first quarter 2012.

•

ARP recognized a $7.0 million loss on asset disposal during the first quarter 2012 pertaining to its decision to terminate a farm out agreement with a third party for well drilling in the South Knox area of the New Albany Shale that was originally entered into in 2010. The farm out agreement, which was a legacy contract initiated prior to the acquisition from Chevron Corp. in February 2011, contained certain well drilling targets for ARP to maintain ownership of the South Knox processing plant, which ARP’s management decided in 2012 to not pursue due to the current natural gas price environment. As a result, ARP yielded ownership of the processing plant and recorded a loss related to the net book values of those assets as of March 31, 2012.

*    *    *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s first quarter 2012 results on Tuesday, May 8, 2012 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Resource website and telephonically beginning at 11:00 a.m. ET on May 8, 2012 by dialing 888-286-8010, passcode: 75755395.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 64% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 8,600 producing natural gas and oil wells, representing approximately 450 Bcfe of net proved reserves, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the midcontinent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates seven active gas processing plants as well as approximately 9,000 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness;

changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended
	March 31,
	2012	2011(1)
Revenues:
Gas and oil production	$17,164	$17,626
Well construction and completion	43,719	17,725
Gathering and processing	305,220	280,218
Administration and oversight	2,831	1,361
Well services	5,006	5,286
Loss on mark-to-market derivatives(2)	(12,035)	(21,645)
Other, net	2,801	4,353

Total revenues	364,706	304,924

Costs and expenses:
Gas and oil production	4,505	3,921
Well construction and completion	37,695	15,021
Gathering and processing	251,924	236,984
Well services	2,430	2,360
General and administrative(1)	37,248	16,190
Depreciation, depletion and amortization	29,950	26,607

Total costs and expenses	363,752	301,083

Operating income	954	3,841

Gain (loss) on asset disposal	(7,005)	255,947
Interest expense(1)	(9,091)	(18,078)

Income (loss) from continuing operations	(15,142)	241,710

Loss from discontinued operations	—	(81)

Net income (loss)	(15,142)	241,629

Income attributable to non-controlling interests	(3,365)	(211,378)

Net income (loss) after non-controlling interests	(18,507)	30,251
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	—	(4,711)

Net income (loss) attributable to common limited partners	$(18,507)	$25,540

Net income (loss) attributable to common limited partners per unit – basic and diluted:
Income (loss) from continuing operations attributable to common limited partners	$(0.36)	$0.65
Loss from discontinued operations attributable to common limited partners	—	—

Net income (loss) attributable to common limited partners	$(0.36)	$0.65

Weighted average common limited partner units outstanding:
Basic	51,294	39,010

Diluted	51,294	39,245

Net income (loss) attributable to common limited partners:
Income (loss) from continuing operations	$(18,507)	$25,550
Loss from discontinued operations	—	(10)

Net income (loss) attributable to common limited partners	$(18,507)	$25,540

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the exploration and production business acquired from Chevron Corp (the “Transferred Business”) for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.
(2)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED BALANCE SHEETS

(unaudited; in thousands)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$45,349	$77,376
Accounts receivable	126,090	136,853
Current portion of derivative asset	26,154	15,447
Prepaid expenses and other	19,850	59,234

Total current assets	217,443	288,910

Property, plant and equipment, net	2,164,021	2,093,283
Intangible assets, net	109,524	104,777
Investment in joint venture	85,975	86,879
Goodwill, net	31,784	31,784
Long-term derivative asset	25,111	30,941
Other assets, net	47,563	48,197

	$2,681,421	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$4,011	$2,085
Accounts payable	69,830	93,554
Liabilities associated with drilling contracts	27,998	71,719
Accrued producer liabilities	77,047	88,096
Current portion of derivative liability	1,642	—
Current portion of derivative payable to Drilling Partnerships	18,541	20,900
Accrued interest	9,760	1,629
Accrued well drilling and completion costs	20,404	17,585
Accrued liabilities	52,963	61,653

Total current liabilities	282,196	357,221

Long-term debt, less current portion	626,314	522,055
Long-term derivative payable to Drilling Partnerships	11,499	15,272
Asset retirement obligation and other	54,152	46,142

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	442,700	554,999
Accumulated other comprehensive income	32,961	29,376

	475,661	584,375
Non-controlling interests	1,231,599	1,159,706

Total partners’ capital	1,707,260	1,744,081

	$2,681,421	$2,684,771

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended March 31,
	2012	2011(1)
Net income (loss) attributable to common limited partners per unit – basic	$(0.36)	$0.65

Distributable cash flow per unit(2)(3)	$0.26	$0.14

Cash distributions paid per unit(4)	$0.25	$0.11

ATLAS RESOURCE:
Production volume:(5)(6)
Natural gas (Mcfd)	35,060	32,655
Oil (Bpd)	305	262
Natural gas liquids (Bpd)	422	465

Total (Mcfed)	39,420	37,019

Average sales prices:(6)
Natural gas (per Mcf) (7)	$4.33	$5.46
Oil (per Bbl)(8)	$100.41	$87.39
Natural gas liquids (per gallon)	$1.04	$1.05

Production costs:(6)(9)
Lease operating expenses per Mcfe(10)	$1.05	$0.98
Production taxes per Mcfe	0.11	0.11

Total production costs per Mcfe(10)	$1.16	$1.09

ATLAS PIPELINE:
Production volume:(6)
Gathered gas volume(Mcfd)	678,985	527,576
Processed gas volume (Mcfd)	632,713	486,840
Residue gas volume (Mcfd)	512,297	384,271
Processed NGL volume (Bpd)	60,806	51,138
Condensate volume (Bpd)	2,908	2,413

Average sales prices:(6)
Natural gas (per Mcf)	$2.54	$3.94
Condensate (per Bbl)	$97.44	$88.29
Natural gas liquids (per gallon)	$1.03	$1.10

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(3)

Calculation consists of distributable cash flow divided by the weighted average common limited partner units outstanding of 51,294,000 for the three months ended March 31, 2012. For the three months ended March 31, 2011, the weighted average common limited partner units outstanding utilized for the calculation is the weighted average common limited partner units outstanding for the period subsequent to February 17, 2011, the date of acquisition for the Transferred Business, which includes the 23.4 million common limited partner units issued as partial consideration for the acquisition.

(4)

Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter. The cash distribution declared of $0.11 per limited partner unit for the 1st quarter 2011 reflects a prorated cash distribution for the period from February 17, 2011, the date of acquisition for the Transferred Business, to March 31, 2011.

(5)

Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(6)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(7)

ARP’s average sales price for natural gas before the effects of financial hedging was $2.88 per Mcf and $4.47 per Mcf for the three months ended March 31, 2012 and 2011, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $3.98 per Mcf ($2.53 per Mcf before the effects of financial hedging) and $4.67 per Mcf ($3.68 per Mcf before the effects of financial hedging) for the three months ended March 31, 2012 and 2011, respectively.

(8)	ARP’s average sales price for oil before the effects of financial hedging was $100.41 per barrel and $87.39 per barrel for the three months ended March 31, 2012 and 2011, respectively.
(9)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.84 per Mcfe ($0.95 per Mcfe for total production costs) and $0.69 per Mcfe ($0.80 per Mcfe for total production costs) for the three months ended March 31, 2012 and 2011, respectively.

(10)

First quarter 2011 amount was adjusted to reflect current period classification resulting from the misclassification of amounts lease operating production expenses and transportation production expenses.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended March 31,
	2012	2011(1)
Adjusted EBITDA and Distributable Cash Flow Summary:

Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$2,515	$—
Class A Units (2%)	64	—
Incentive Distribution Rights	—	—

Total Atlas Resource Cash Distributions Earned(2)	2,579	—

per limited partner unit	$0.12	$—

Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,222	2,302
General Partner 2% Interest	648	428
Incentive Distribution Rights	1,569	—

Total Atlas Pipeline Cash Distributions Earned(2)	5,439	2,730

per limited partner unit	$0.56	$0.40

Total Cash Distributions Earned	8,018	2,730

E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(3)	9,111	6,490
Cash general and administrative expenses(4)	(2,460)	(527)
Other, net	249	394

Adjusted EBITDA(5)	14,918	9,087
Cash interest expense(6)	(133)	(146)
Maintenance capital expenditures(3)	(1,231)	(1,666)

Distributable Cash Flow(5)	$13,554	$7,275

Distributions Paid(7)	$12,828	$5,635
per limited partner unit	$0.25	$0.11
Distribution coverage ratio	1.1x	1.3x

Reconciliation of non-GAAP measures to net income (loss)(5):
Distributable cash flow	$13,554	$7,275
Distributable cash flow of Transferred Business as of and prior to February 17, 2011 (the date of acquisition)(1)	—	8,261
E&P Operations EBITDA prior to spinoff on March 5, 2012(3)	(9,111)	—
Atlas Resource net loss attributable to common limited partners	(4,942)	—
Atlas Resource cash distributions earned(2)	(2,579)	—
Atlas Pipeline net income attributable to common limited partners	1,839	30,194
Atlas Pipeline cash distributions earned(2)	(5,439)	(2,730)
Non-recurring spinoff and acquisition costs	(8,370)	(2,087)
Depreciation, depletion and amortization	—	(7,701)
Amortization of deferred finance costs	(100)	(4,932)
Non-cash stock compensation expense	(4,731)	(501)
Maintenance capital expenditures(3)	1,231	1,666
Other non-cash adjustments	141	806
Income attributable to non-controlling interests	3,365	211,378

Net income (loss)	$(15,142)	$241,629

1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

2)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
3)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012.
4)

Excludes non-cash stock-compensation expense, non-recurring spinoff costs and non-recurring acquisition costs incurred, including amounts in connection with the acquisition of the Transferred Business.

5)	Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating ATLS’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, was utilized within ATLS’s financial covenants under its previously existing credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.
6)	Excludes non-cash amortization of deferred financing costs.
7)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2012
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated Combined
Total debt	$—	$17,000	$613,325	$630,325
Less: Cash	(11,500)	(33,681)	(168)	(45,349)

Total net debt /(cash)	(11,500)	(16,681)	613,157	584,976

Partners’ capital	475,661	468,161	1,213,151	1,707,260	(2)

Total capitalization	$464,161	$451,470	$1,826,308	$2,292,236

Ratio of net debt to capitalization	0.00x

(1)	Net of eliminated amounts.

	December 31, 2011
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated Combined
Total debt	$—	$—	$524,140	$524,140
Less: Cash	(22,500)	(54,708)	(168)	(77,376)

Total net debt /(cash)	(22,500)	(54,708)	523,972	446,764

Partners’ capital	584,375	457,175	1,236,228	1,744,081	(2)

Total capitalization	$561,875	$402,467	$1,760,200	$2,190,845

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2012

	Atlas Energy	Atlas Resource(1)	Atlas Pipeline	Eliminations	Consolidated Combined
Revenues:
Gas and oil production	$—	$17,164	$—	$—	$17,164
Well construction and completion	—	43,719	—	—	43,719
Gathering and processing	—	3,314	301,906	—	305,220
Administration and oversight	—	2,831	—	—	2,831
Well services	—	5,006	—	—	5,006
Loss on mark-to-market derivatives	—	—	(12,035)	—	(12,035)
Other, net	390	(933)	3,344	—	2,801

Total revenues	390	71,101	293,215	—	364,706

Costs and expenses:
Gas and oil production	—	4,505	—	—	4,505
Well construction and completion	—	37,695	—	—	37,695
Gathering and processing	—	4,674	247,250	—	251,924
Well services	—	2,430	—	—	2,430
General and administrative	15,561	11,742	9,945	—	37,248
Depreciation, depletion and amortization	—	9,108	20,842	—	29,950

Total costs and expenses	15,561	70,154	278,037	—	363,752

Operating income (loss)	(15,171)	947	15,178	—	954

Loss on asset disposal	—	(7,005)	—	—	(7,005)
Interest expense	(233)	(150)	(8,708)	—	(9,091)

Income (loss) from continuing operations	(15,404)	(6,208)	6,470	—	(15,142)
Discontinued operations	—	—	—	—	—

Net income (loss)	(15,404)	(6,208)	6,470	—	(15,142)
Income attributable to non-controlling interests	—	—	(1,536)	(1,829)	(3,365)

Net income (loss) attributable to common limited partners	$(15,404)	$(6,208)	$4,934	$(1,829)	$(18,507)

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2011

	Atlas Energy	Atlas Resource(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$—	$17,626	$—	$—	$17,626
Well construction and completion	—	17,725	—	—	17,725
Gathering and processing	—	4,499	275,719	—	280,218
Administration and oversight	—	1,361	—	—	1,361
Well services	—	5,286	—	—	5,286
Loss on mark-to-market derivatives	—	—	(21,645)	—	(21,645)
Other, net	1,156	(53)	3,250	—	4,353

Total revenues	1,156	46,444	257,324	—	304,924

Costs and expenses:
Gas and oil production	—	3,921	—	—	3,921
Well construction and completion	—	15,021	—	—	15,021
Gathering and processing	—	5,734	231,250	—	236,984
Well services	—	2,360	—	—	2,360
General and administrative	2,931	4,242	9,017	—	16,190
Depreciation, depletion and amortization	—	7,701	18,906	—	26,607

Total costs and expenses	2,931	38,979	259,173	—	301,083

Operating income (loss)	(1,775)	7,465	(1,849)	—	3,841

Gain on asset disposal	—	—	255,947	—	255,947
Interest expense	(5,633)	—	(12,445)	—	(18,078)

Income (loss) from continuing operations	(7,408)	7,465	241,653	—	241,710
Discontinued operations	—	—	(81)	—	(81)

Net income (loss)	(7,408)	7,465	241,572	—	241,629
Income attributable to non-controlling interests	—	—	(1,187)	(210,191)	(211,378)

Net income (loss) after non-controlling interests	(7,408)	7,465	240,385	(210,191)	30,251
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	—	(4,711)	—	—	(4,711)

Net income (loss) attributable to common limited partners	$(7,408)	$2,754	$240,385	$(210,191)	$25,540

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING COMBINED BALANCE SHEETS

(unaudited; in thousands)

March 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$11,500	$33,681	$168	$—	$45,349
Accounts receivable	2	21,450	104,638	—	126,090
Receivable from (advances from) affiliates	2,995	106	(3,101)	—	—
Current portion of derivative asset	—	26,154	—	—	26,154
Prepaid expenses and other	410	6,614	12,826	—	19,850

Total current assets	14,907	88,005	114,531	—	217,443

Property, plant and equipment, net	—	521,671	1,642,350	—	2,164,021
Goodwill and intangible assets, net	—	33,238	108,070	—	141,308
Long-term derivative asset	—	20,311	4,800	—	25,111
Investment in joint venture	—	—	85,975	—	85,975
Investment in subsidiaries	449,713	—	—	(449,713)	—
Other assets, net	20,722	4,750	22,091	—	47,563

	$485,342	$667,975	$1,977,817	$(449,713)	$2,681,421

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$—	$—	$4,011	$—	$4,011
Accounts payable	807	33,291	35,732	—	69,830
Liabilities associated with drilling contracts	—	27,998	—	—	27,998
Accrued producer liabilities	—	—	77,047	—	77,047
Current portion of derivative liability	—	—	1,642	—	1,642
Current portion of derivative payable to Partnerships	—	18,541	—	—	18,541
Accrued interest	—	5	9,755	—	9,760
Accrued well drilling and completion costs	—	20,404	—	—	20,404
Accrued liabilities	7,619	24,307	21,037	—	52,963

Total current liabilities	8,426	124,546	149,224	—	282,196

Long-term debt, less current portion	—	17,000	609,314	—	626,314
Long-term derivative liability	—	—	—	—	—
Long-term derivative payable to Partnerships	—	11,499	—	—	11,499
Other long-term liabilities	1,255	46,769	6,128	—	54,152

Partners’ Capital:
Common limited partners’ interests	442,700	426,663	1,243,222	(1,669,885)	442,700
Accumulated other comprehensive income (loss)	32,961	41,498	(3,244)	(38,254)	32,961

	475,661	468,161	1,239,978	(1,708,139)	475,661
Non-controlling interests	—	—	(26,827)	1,258,426	1,231,599

Total partners’ capital	475,661	468,161	1,213,151	(449,713)	1,707,260

	$485,342	$667,975	$1,977,817	$(449,713)	$2,681,421

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING COMBINED BALANCE SHEETS

(unaudited; in thousands)

December 31, 2011

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$22,500	$54,708	$168	$—	$77,376
Accounts receivable	869	20,572	115,412	—	136,853
Receivable from (advances from) affiliates	3,928	(1,253)	(2,675)	—	—
Current portion of derivative asset	—	13,802	1,645	—	15,447
Prepaid expenses and other	1,462	42,131	15,641	—	59,234

Total current assets	28,759	129,960	130,191	—	288,910

Property, plant and equipment, net	4,571	520,883	1,567,829	—	2,093,283
Goodwill and intangible assets, net	—	33,285	103,276	—	136,561
Long-term derivative asset	—	16,127	14,814	—	30,941
Investment in joint venture	—	—	86,879	—	86,879
Investment in subsidiaries	533,697	—	—	(533,697)	—
Other assets, net	22,190	858	25,149	—	48,197

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$—	$—	$2,085	$—	$2,085
Accounts payable	2,179	36,731	54,644	—	93,554
Liabilities associated with drilling contracts	—	71,719	—	—	71,719
Accrued producer liabilities	—	—	88,096	—	88,096
Current portion of derivative liability	—	—	—	—	—
Current portion of derivative payable to Partnerships	—	20,900	—	—	20,900
Accrued interest	5	—	1,624	—	1,629
Accrued well drilling and completion costs	—	17,585	—	—	17,585
Accrued liabilities	2,418	35,952	23,283	—	61,653

Total current liabilities	4,602	182,887	169,732	—	357,221

Long-term debt, less current portion	—	—	522,055	—	522,055
Long-term derivative liability	—	—	—	—	—
Long-term derivative payable to Partnerships	—	15,272	—	—	15,272
Other long-term liabilities	240	45,779	123	—	46,142

Partners’ Capital:
Common limited partners’ interests	554,999	427,246	1,269,019	(1,696,265)	554,999
Accumulated other comprehensive income (loss)	29,376	29,929	(4,390)	(25,539)	29,376

	584,375	457,175	1,264,629	(1,721,804)	584,375
Non-controlling interests	—	—	(28,401)	1,188,107	1,159,706

Total partners’ capital	584,375	457,175	1,236,228	(533,697)	1,744,081

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

ATLAS ENERGY, L.P.

Ownership Interests Summary

	Amount	Overall Ownership Interest Percentage
Atlas Energy Ownership Interests as of March 31, 2012:

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,960,000	78.4%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		80.4%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	10.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		12.5%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%